October 27, 2004	Exhibit 10.29a

Mr. Burt August, Sr.
AA&L Associates
200 Holleder Parkway
Rochester, NY 14615

RE:	Lease agreement between AA&L Associates (“Landlord”) and Monro Muffler Brake, Inc. (“Tenant”) for premises situate at 4048 Buffalo, Erie, PA [MMB #25]

Dear Burt:

Please accept this letter as Monro Muffler / Brake, Inc.’s official notification of our intent to renew said lease agreement for the first five-year renewal period commencing on May 1, 2005 and expiring April 30, 2010. The rent for said renewal period shall be $2,500.00 per month.

Tenant shall have one five-year renewal option remaining.

Please do not hesitate to contact me at 800-876-6676 ext. 384 if you have any questions relative to the renewal.

Yours truly,

/s/ Thomas M. Aspenleiter

Thomas M. Aspenleiter
VP Real Estate

TMA:mc